SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

               SCHEDULE 14A

              (RULE 14A-101)


 INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
      1934
Filed by the registrant _x_

Filed by a party other than the registrant__ Check the appropriate box:

__ Preliminary proxy statement

_x_ Definitive proxy statement

__ Definitive additional materials

__ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


HARVEST HOME FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

         BOARD OF DIRECTORS OF HARVEST HOME FINANCIAL CORPORATION
             John E. Rathkamp
             Richard F. Hauck
             Walter A. Schuch
             Thomas L. Eckert
             Marvin J. Ruehlman
             Herbert E. Menkhaus
             George C. Eyrich


(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

_x_ No fee required.

__ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)Title of each class of securities to which transaction applies:


(2)Aggregate number of securities to which transactions applies:


(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

(4)Proposed maximum aggregate value of transaction:



__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount previously paid:





(2)Form, schedule or registration statement no.:



(3)Filing party:



(4)Date filed:


    HARVEST HOME FINANCIAL CORPORATION 3621 Harrison Avenue Cheviot, Ohio
           45211 (513) 661-6612


The enclosed Proxy is being solicited by the Board of Directors of Harvest Home Financial Corporation ("HHFC" or the "Corporation") for use at the 1998 Annual Meeting of Shareholders of HHFC to be held at Dante's Restaurant, 5510 Rybolt Road, Cincinnati, Ohio on December 22, 1998, at 11:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a Shareholder executing a later dated proxy which is received by HHFC before the Proxy is exercised or by giving notice of revocation to HHFC in writing or in open meeting before such Proxy is exercised. Attendance at the Annual Meeting will not revoke a Proxy unless notice of revocation at the meeting is exercised.

    Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon, or in the absence of specific instructions to the contrary, will be voted:

    FOR the reelection of Messrs. Marvin J. Ruehlman and Walter A. Schuch as Directors of HHFC each for a three year term beginning January 1, 1999, and expiring December 31, 2001;

    FOR the ratification of the selection of Grant Thornton LLP as the auditors of HHFC for the current fiscal year;


    Only Shareholders of record as of the close of business on November 13, 1998 (the "Voting Record Date"), are eligible to vote at the Annual Meeting. Each such Shareholder shall be entitled to cast one vote for each share owned.
HHFC's records disclosed that as of the Voting Record Date there were 862,357 shares eligible to vote at the Annual Meeting.


    Proxies may be solicited by the Directors, officers and other employees of HHFC in person or by telephone, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting proxies will be born by HHFC.

This Proxy Statement is being mailed to the Shareholders of HHFC on or about November 23, 1998.

VOTE REQUIRED

Election of Directors

             Ohio law and HHFC's Code of Regulations (the "Regulations") require that the nominees receiving the greatest number of votes be elected as Directors. Only those shares represented in person at the Annual Meeting and voted with respect to election of Directors, and those shares represented by Proxy, will be counted toward the election of Directors.


             Shareholders have the right to cumulative voting with respect to election of Directors. Cumulative voting allows the Shareholder to cast as many votes for Directors as he has shares of stock multiplied by the number of Directors to be elected. Pursuant to the Code of Regulations of HHFC, in order for a Shareholder to exercise his right to cumulative voting, he must give notice to John E. Rathkamp, President and Secretary of HHFC, at 3621 Harrison Avenue, Cheviot, Ohio 45211, no later than 48 hours prior to the Annual Meeting to be held at 11:00 a.m., December 22, 1998.

Ratification of Selection of Auditors

             The affirmative vote of the holders of the majority of the shares represented in person or by Proxy at the Annual Meeting is necessary to approve the selection of Grant Thornton LLP as the independent auditor of HHFC for the current fiscal year. Only those shares represented in person and voted at the Annual Meeting, and those shares represented by Proxy, count toward the ratification of the independent auditors.


PROXY INFORMATION

             Proxies marked to abstain have the same effect as votes against the proposal, while broker non-votes have no effect on the vote. Fifty percent of the shares of the outstanding Common Stock present, in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Corporation a later proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to John E. Rathkamp, Secretary of the Corporation, at 3621 Harrison Avenue, Cheviot, Ohio 45211.

Principal Holders of Shares

     As of the Voting Record Date, the Corporation had 862,357 shares of Common Stock issued and outstanding. The following table sets forth, as of November 13, 1998, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Corporation's Common Stock and (ii) all directors and officers as a group.

Beneficial Owners                           Shares Beneficially      Percent of
                                                   Owned                Class


Harvest Home Financial Corporation
Employee Stock Ownership Plan
3621 Harrison Avenue
Cheviot, Ohio 452111                               79,350               9.2%

Directors and Executive Officers
of the Corporation and the Bank
as a Group (8 persons)                            109,412              12.7%

Tontine Financial Partners, L.P.                   67,000               7.8%


        1. The amount reported represents shares held by the HHFC Employee Stock Ownership Plan ("ESOP"), 51,098 shares of which have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.
Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts.

        2. This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.

BOARD OF DIRECTORS

Election of Directors

     The Code of Regulations provide for a Board of Directors consisting of seven persons. The Regulations also provide that each Director is to hold a term of three years. The two individuals whose terms expire at the end of 1998 are Marvin J. Ruehlman and Walter A. Schuch.

     In accordance with Section 4 of the Regulations, a nomination of a person for the position of Director can be made at a meeting of Shareholders by or at the direction of the Board of Directors or by any Shareholder of the Corporation entitled to vote at such meeting for the election of Directors.

     The Board of Directors proposes the reelection of the following persons for three year terms beginning January 1, 1999 and expiring December 31, 2001:
Marvin J. Ruehlman and Walter A. Schuch. The Board of Directors acting as the nominating committee has recommended and approved these nominees. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of nominees, Marvin J. Ruehlman and Walter A. Schuch. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

     Each of the current Directors of HHFC, including Mr. Ruehlman and Mr. Schuch, are also Directors of Harvest Home Savings Bank ("Harvest Home"). The Board of Directors of Harvest Home met twice a month, in addition to several special meetings, during its fiscal year ending September 30, 1998. The Board of Directors of HHFC has held regular meetings quarterly since the conversion of Harvest Home from a mutual savings bank to a stock savings bank (the "Conversion"). Mr. Ruehlman and Mr. Schuch each attended over 85% of each of those meetings in their capacity as Director for both Harvest Home and HHFC.

     The following table presents certain information with respect to the present directors of HHFC:

                                                                                  Shares of
                                                                                Common Stock    Percent
                                  Position with   Initial Date        Term      Beneficially        of
Name                     Age(1)   Harvest Home     of Service (2)    Expires    Owned(3)          Class

NOMINEES

Marvin J. Ruehlman        77        Director           1955           1998         14,959         1.7%
Walter A. Schuch          81        Chairman of        1955           1998         14,959         1.7%
                                    Board, Director



DIRECTORS CONTINUING IN OFFICE


John E. Rathkamp          55        President,         1971           1999         14,959         1.7%
                                    Secretary,
                                    Director,
                                    Managing Officer
George C. Eyrich          79        Director           1954           1999         14,959         1.7%
Herbert E. Menkhaus       70        Director           1985           1999         14,959         1.7%
Thomas L. Eckert          75        Director           1973           2000         14,959         1.7%
Richard F. Hauck          69        Vice President,    1985           2000         11,983         1.4%
                                    Director


(1) At March 31, 1998
(2) Includes services as a Director of Harvest Home.
(3) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, held in a fiduciary capacity, held by certain members of the director's family, or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment powers.


     The business experience of each director of HHFC is set forth below.

     John E. Rathkamp joined Harvest Home in 1965 as Treasurer. He became Secretary and Managing Officer in 1976. He has been a Director of Harvest Home since 1971. In 1991 he was elected President of the Bank and currently is serving as President, Secretary and Managing Officer of Harvest Home and President of HHFC.

     Thomas Eckert joined Victoria Savings & Loan Co. in 1954 as Treasurer and served as Managing Officer from 1956 to 1973. In 1973 Victoria Savings & Loan Co. merged with Harvest Home and Mr. Eckert became Vice President of Harvest Home until his retirement in 1990. Mr. Eckert has been a member of the Board of Directors of Harvest Home since 1973.

     Walter A. Schuch joined Harvest Home as a Board member in 1955. He became President in 1976 and Chairman of the Board in 1983. He retired as President in 1991 and is currently serving as Chairman of the Board.

     George C. Eyrich joined Harvest Home as a Board member in 1954. Mr. Eyrich is an attorney and his law firm has represented the Bank since its inception in 1919. He is currently of counsel with Kepley, Gilligan and Eyrich which acts as general counsel of Harvest Home.

     Herbert E. Menkhaus joined Baltimore Savings & Loan Co. as a Director in 1971. He served as Treasurer, President and Director of Baltimore Savings & Loan until it merged with Harvest Home in 1985. Mr. Menkhaus has been a Director of Harvest Home since 1985.

     Marvin J. Ruehlman joined Harvest Home in 1955 and has served as a Board member since then. He is currently on the Appraisal Committee and the Asset Classification Committee.

     Richard F. Hauck joined Baltimore Savings & Loan Co. as a Director in 1971 and became Secretary and Managing Officer in 1983. In 1985 Baltimore Savings & Loan Co. merged with Harvest Home and Mr. Hauck became Vice President and Director of Harvest Home. He is Vice President of HHFC.

Meetings and Committees of Directors

     The Board of Directors of HHFC met 6 times and the Directors of Harvest Home met 23 times during the fiscal year ended September 30, 1998, for regular and special meetings. No director attended less than 86% of the aggregate of such meetings and all meetings of the committees of which such director was a member.

     The Board of Directors of HHFC has an the Executive Committee, a Stock Option Plan Committee, a Recognition and Retention Plan Committee, and an Audit Committee.

     The Board of Directors of Harvest Home Savings Bank has an
Executive Committee, an Appraisal Committee, an Asset Classification Committee and a Community Reinvestment Act Committee.

     The Executive Committee is authorized to act with certain limitations, on behalf of the Board of Directors between meetings of the Board of Directors. John E. Rathkamp, and Richard F. Hauck are the members of the Executive Committee. Dennis Slattery, Executive Vice President, is also a member of this committee. The committee meets on an as needed basis.


      The Appraisal Committee does appraisal reviews in accordance with Harvest Home's appraisal policy, and periodic construction loan inspections needed for loan disbursement purposes. Its members are Herbert E. Menkhaus, Marvin J. Ruehlman, and John E. Rathkamp.

     The Asset Classification Committee reviews loans for purposes of classification, pursuant to regulations and reports status of classified loans to the Board. Members are Herbert E. Menkhaus, John E. Rathkamp, and Marvin J. Ruehlman.

     The Community Reinvestment Act Committee ("CRA Committee") meets on an as-needed basis to review the Bank's lending practices as they relate to the credit needs of the community. The CRA Committee also works with outside providers of housing for the low and moderate income households. The members of the CRA Committee are George C. Eyrich, Richard F. Hauck, Herbert E. Menkhaus, and Deborah Mundstock, who is a Loan Officer and not a director.

     The Stock Option Plan Committee ("SOP Committee") meets on an as needed basis to administer the HHFC Stock Option Plan. The members are George C. Eyrich, Marvin J. Ruehlman and Herbert E. Menkhaus, with George C. Eyrich as its Chairman.

     The Recognition and Retention Plan Committee ("RRP Committee") meets on an as needed basis to administer the HHFC Recognition and Retention Plan. The members are T. Scott Gilligan, James J. Crowe, and Michael E. Nieheisel, with T. Scott Gilligan as its Chairman.

     The Audit Committee meets on an as-needed basis to review the Company's financial and other operations and review all related party transactions and to do all furhter things as stated in the Marketplace Rule 4310(c)(25)(C). The members are Walter A. Schuch, Herbert Menkhaus and Marvin Ruehlman, with Walter
A. Schuch as its Chairman.

Compensation

     Each director of Harvest Home currently receives a fee of $950 per month for service as a director of Harvest Home. The Chairman of the Board receives an additional $250 per month and the Vice Chairman receives an additional $125 per month. Each member of the Asset Classification Committee receives an additional $500 per year, with the exception of John E. Rathkamp. Members of the CRA Committee receive an additional $500 per year, except Deborah Mundstock. Members of the Appraisal Committee receive an additional $500 per year, with the exception of John E. Rathkamp. The Members of the SOP Committee and RRP Committee do not receive any additional compensation. The members of the Audit Committee do not receive any additional compensation.


     The following table presents certain information regarding the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer. No other executive officers received a salary and bonus in excess of $100,000 during the fiscal year ended September 30, 1998.

Name and                        Fiscal            Annual Compensation
Principal Position             Year-End         Salary    Bonus  All Other

John E. Rathkamp, President      1996           $96,412   $2,380   $35,416
Secretary, Managing Officer      1997          $100,350   $3,295   $77,952
                                 1998          $103,750   $3,875   $42,508

     (1) Components of "all other" includes director fees, contributions to Harvest Home's Employee Stock Ownership Plan, allocation and vesting of shares from the Recognition and Retention Plan, and life insurance premiums payable with respect to benefits offered Mr. Rathkamp under a split dollar life insurance program.

Employment Agreements

     Harvest Home has entered into employment agreements with John E. Rathkamp, President and Managing Officer of Harvest Home; Dennis J. Slattery, the Executive Vice President and Treasurer of Harvest Home; and Teresa O'Quinn, the Controller of Harvest Home (collectively, the "Employment Agreements"). The agreements of John E. Rathkamp and Dennis J. Slattery provide for terms of three years and the agreement of Teresa O'Quinn provides for a term of one year. The salaries of the three officers are the same as the salaries of those officers immediately prior to the signing of the Employment Agreements. Thereafter, the Employment Agreements provide for a salary review by the Board of Directors not less often than annually, as well as inclusion of the employee in any formally established employee benefits, bonus, pension and profit-sharing plans for which senior management personnel are eligible, and vacation and sick leave.

     The Employment Agreements also contain provisions with respect to termination of employment or certain other occurrences within 12 months after a "change of control" of HHFC. In the event of any such occurrence, the employee shall be entitled to payment of an amount equal to the amount of compensation to which the employee would be entitled for the remainder of the term of the Employment Agreement, plus 299% of the employee's "base amount" of compensation as defined in the Internal Revenue Code in the cases of John E. Rathkamp and Dennis J. Slattery and 99% in the case of Teresa O'Quinn. Provided however, the amounts payable to the employee cannot exceed three times the employee's annual average compensation as determined over the latest five-year period in the cases of John E. Rathkamp and Dennis J. Slattery and one times average annual compensation in the case of Teresa O'Quinn.

Certain Transactions with Harvest Home

     Harvest Home does not make preferred interest rate loans to executive officers or directors. John E. Rathkamp, President of HHFC, has two outstanding loans with Harvest Home totalling $75,276, both loans being secured by a mortgage on Mr. Rathkamp's residence. There are no other loans outstanding to executive officers or directors which exceed $60,000. Loans to employees are made at the interest rates offered to borrowers who are not employees; but the employee is required to pay only a discounted rate while in the employ of Harvest Home, and the employee is required to pay only out-of-pocket costs.


     George C. Eyrich, a director HHFC and Harvest Home, is of counsel with the law firm of Kepley, Gilligan and Eyrich. HHFC paid Kepley, Gilligan and Eyrich legal fees the total of which did not exceed five percent (5%) of the firm's gross revenues in 1998.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the fiscal year ended September 30, 1998.

Indemnification of Officers, Directors and Employees

     The Regulations require HHFC to indemnify directors, officers and employees of HHFC for expenses or damages incurred by such individual due to a suit or other proceeding by a third party in certain situations. Indemnification is required when the suit or proceeding against such person arises from his/her actions done in the capacity of director, officer or employee and such person acted in good faith and in a manner he/she reasonably believed to be in the best interest of HHFC; or in criminal matters, when the person had no reasonable cause to believe the conduct in question was unlawful.

     HHFC must also provide indemnification to such persons in derivative actions instituted by or on behalf of HHFC if the individual acted in good faith and in the best interest of the corporation; generally, indemnification is not necessary when the person was negligent or performed a misconduct in performance of his/her duties.

        These provisions could result in significant costs to HHFC.

SELECTION OF AUDITORS


     The Board of Directors has selected Grant Thornton LLP as the Auditors of HHFC and Harvest Home Savings Bank for the current fiscal year and recommends that the Shareholders approve the selection. Management expects a representative from Grant Thornton LLP to be present at the Annual Meeting, and that such representative will have an opportunity to make a statement and be available to respond to appropriate Shareholder questions.


SHAREHOLDER PROPOSALS AND OTHER MATTERS

     Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any Shareholder who wishes to include a proposal for shareholder action in next year's Proxy Statement must be submit such proposal to the Corporation (along with other information called for in Rule 14a-8) no later than August 1, 1999. The Corporation will at the time of any such submission determine whether or not the proposal is proper for inclusion in the Proxy Statement.


     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any matters which may be brought before the Annual Meeting.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE ASKED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. BY ORDER OF THE BOARD OF DIRECTORS, JOHN E. RATHKAMP, SECRETARY.